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                                                                EXHIBIT 10(e)(3)

                       LOAN AGREEMENT AND PROMISSORY NOTE

This Loan Agreement and Promissory Note (this "NOTE") is made as of May 5, 1999 between Saga Communications, Inc. (the "LENDER") and Edward K. Christian (the "BORROWER"). Lender hereby agrees to lend to Borrower the principal amount of One Hundred Twenty Five Thousand Dollars ($125,000.00), with interest at the rate of 7.00% per annum, compounded annually, on the unpaid balance (the "LOAN").

The Borrower and Lender do agree:

Payments of principal and interest under the Loan shall be payable by the Borrower to the Lender in two (2) consecutive annual installments beginning one year after the date of this Note, with the outstanding amount of the Loan (including all accrued interest thereon) to become immediately due and payable without setoff, deduction or counterclaim on the Maturity Date. For purposes of this Note, "Maturity Date" shall mean the earlier of the date of the last scheduled monthly payment or the date of the termination of the Borrower's employment with the Lender. This Note may be prepaid in whole or in part at any time without penalty or premium.

No delay or omission on the part of the Lender exercising any right hereunder shall operate as a waiver of such right or of any other right of the Lender nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

The Borrower, for itself and its legal representatives, successors and assigns, hereby expressly waives demand, presentment, notice of dishonor, protest and notice of protest, notice of acceleration and intent to accelerate, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and agrees that any extension, renewal or postponement of the time of payment or any other indulgence to, or release of any person now or hereafter obligated for the payment of this Note shall not affect his, her, or its liability hereunder.

If this Note shall not be paid when due and shall be placed by the holder hereof in the hands of any attorney for collection, through legal proceedings or otherwise, the Borrower will pay reasonable attorneys' fees to the holder hereof together with reasonable costs and expenses of collection.

This Note shall be binding upon the Borrower's heirs, legal and personal representatives, successors and assigns and shall inure to the benefit of the Lender and its successors and assigns.


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This Note shall be deemed a sealed instrument and this Note and all transactions hereunder and/or evidenced herein shall be governed by, and construed and enforced in accordance with, the laws of the State of Michigan.


By signing below, the Borrower agrees to pay the Lender all amounts under the Loan (including without limitation, all accrued interest) according to the terms of this Note, and that this instrument shall represent the note evidencing such debt. BORROWER:

/s/ Edward K. Christian
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Edward K. Christian                                Witness


LENDER:
Saga Communications, Inc.

By: /s/ Samuel D. Bush
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    Samuel D. Bush,                                Witness
    VP/CFO/Treasurer